UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 13, 2021

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 13, 2021, Braemar Hotels & Resorts Inc., a Maryland corporation (the “Company”), Braemar Hospitality Limited Partnership, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), and Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”), entered into a purchase agreement (the “Purchase Agreement”) with UBS Securities LLC (the “Initial Purchaser”), pursuant to which the Company agreed to sell, and the Initial Purchaser agreed to purchase, $86,250,000 aggregate principal amount of the Company’s 4.50% Convertible Senior Notes due 2026 (the “Notes”) in a private offering (the “Offering”), which amount includes $11,250,000 of the Notes issued pursuant to the full exercise of the Initial Purchaser’s option to purchase additional Notes. The Offering closed on May 18, 2021.

The sale of the Notes generated net proceeds of approximately $82.8 million, after deducting the Initial Purchaser’s discounts and estimated offering expenses payable by the Company. The Company used a portion of the net proceeds from the Offering to repay the amount outstanding under its secured term loan and expected to use the remaining net proceeds from the Offering for general corporate purposes, including, but not limited to, capital expenditures or potential acquisitions.

Under the terms of the Purchase Agreement, the Company, the Operating Partnership and the Advisor have agreed to jointly and severally indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other federal or state statutory laws or regulations. The Purchase Agreement contains customary representations, warranties and covenants, the terms and conditions for the sale of the Notes to the Initial Purchaser, contribution obligations and other terms and conditions customary in agreements of this type.

The Notes and the shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable upon conversion of the Notes, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company offered and sold the Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchaser then sold the Notes to persons reasonably believed to be qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This description of the Purchase Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and the Notes

The Notes were issued pursuant to an indenture, dated as of May 18, 2021 (the “Indenture”), by and among the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes are the Company’s direct senior unsecured obligations and rank senior in right of payment to any future indebtedness of the Company that is expressly subordinated in right of payment to the Notes, equal in right of payment to the Company’s existing and future unsecured indebtedness that is not subordinated in right of payment to the Notes, effectively junior in right of payment to any of the Company’s existing and future secured indebtedness, to the extent of the value of the Company’s assets that secure such indebtedness, and structurally subordinated to all existing and future indebtedness (including trade payables) and any preferred equity of the Company’s subsidiaries, as well as to any of the Company’s existing or future indebtedness that may be guaranteed by any of the Company’s subsidiaries (to the extent of any such guarantee), including the Operating Partnership. The Notes are not and may never be guaranteed by any of the Company’s subsidiaries.

The Notes bear interest at a rate of 4.50% per annum, which is payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2021, until the maturity date of June 1, 2026.

The Notes are convertible at any time prior to the close of business on the business day immediately preceding the maturity date for cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the election of the Company, based on an initial conversion rate of 157.7909 shares of Common Stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $6.34 per share of Common Stock), subject to adjustment of the conversion rate under certain circumstances. In addition, following the occurrence of certain corporate events, if the Company provides notice of redemption or if it exercises its option to convert the Notes, the Company will, in certain circumstances, increase the conversion rate for a holder that converts its Notes in connection with such corporate event, such notice of redemption, or such issuer conversion option, as the case may be.

Subject to certain exceptions, the Company’s charter restricts ownership of (i) more than 9.8% in value or in number of shares, whichever is more restrictive, of its outstanding shares of Common Stock, or (ii) more than 9.8% in value of its outstanding capital stock, in order to protect its status as a real estate investment trust for U.S. federal income tax purposes, among other purposes. Notwithstanding any other provision of the Notes, no holder of Notes will be entitled to receive shares of Common Stock upon conversion of such Notes to the extent (but only to the extent) that such receipt would cause a violation of the restrictions on ownership and transfer of the Company’s capital stock set forth in the Company’s charter.

The Company may redeem the Notes at the Company’s option, in whole or in part, on any business day on or after the date of issuance if the last reported sale price per share of the Company’s Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed subject to certain adjustments, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund will be provided for the Notes.

Upon the occurrence of a fundamental change, as defined in the Indenture, holders may require the Company to purchase the Notes in whole or in part for cash at a fundamental change price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Each of the following is an event of default with respect to the Notes:

(1)	default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(2)	default in the payment of principal of any Note (including the fundamental change purchase price) when due and payable on the maturity date, upon required repurchase, upon declaration of acceleration or otherwise;

(3)	default in the payment of the redemption price upon the Company’s optional redemption of the Notes;

(4)	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and the default continues for five business days;

(5)	failure by the Company to comply with its obligations related to a merger, consolidation or sale of assets;

(6)	failure by the Company to issue a timely notice in connection with a fundamental change;

(7)	failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding (a copy of which notice, if given by holders, must also be given to the Trustee) has been received by the Company to comply with any of its agreements contained in the Notes or the Indenture (other than a covenant or warranty default in whose performance or whose breach is elsewhere specifically provided for or which does not apply to the Notes), which notice shall state that it is a “Notice of Default” under the Indenture;

(8)	failure by the Company, or any its subsidiaries, to pay, beyond any applicable grace period, or the acceleration of, indebtedness (other than non-recourse indebtedness) of the Company or any of its subsidiaries in an aggregate amount greater than $25,000,000 (or its foreign currency equivalent at the time);

(9)	a final judgment or judgments for the payment of $25,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its subsidiaries (other than a judgment solely in respect of non-recourse indebtedness solely against the obligors, in respect of such non-recourse indebtedness), which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(10)	certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries (as defined in Article 1, Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

If an event of default other than an event of default arising under clause (10) above with respect to the Company occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of then outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding Notes to be due and payable. If an event of default arising under clause (10) above with respect to the Company occurs, 100% of the principal of, and accrued and unpaid interest, if any, on the Notes will automatically become due and payable. Upon any such acceleration, the principal of and accrued and unpaid interest, if any, on the Notes will be due and payable immediately.

If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than Current Reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 under the Securities Act by holders other than the Company’s affiliates or holders that were the Company’s affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes), the Company will pay additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable as described above by holders other than the Company’s affiliates (or holders that were the Company’s affiliates at any time during the three months immediately preceding).

This description of the Indenture and the Notes in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, which is filed as Exhibit 4.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Partnership Agreement Amendment

On May 18, 2021, the Company, through its subsidiaries, Braemar OP General Partner LLC and Braemar OP Limited Partner LLC, executed Amendment No. 6 to the Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement Amendment”) of Operating Partnership, in connection with the Offering. The Partnership Agreement Amendment amended the terms of the Partnership Agreement to allow for the issuance of convertible debt on substantially similar terms to the terms of the Notes.

The description of the Partnership Agreement Amendment in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, which is filed as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 12, 2021, the Company issued a press release announcing the commencement of the Offering, and on May 14, 2021, the Company issued a press release announcing the pricing of the Offering, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information contained in Item 7.01 of this report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Purchase Agreement, dated as of May 13, 2021, by and among the Company, the Operating Partnership, the Advisor and UBS Securities LLC, as the Initial Purchaser.

4.1	Indenture, dated as of May 18, 2021, by and among the Company, as issuer, and the Trustee, as trustee, including the Form of Note representing the Company’s 4.50% Convertible Senior Notes due 2026.

10.1	Amendment No. 6 to the Third Amended and Restated Agreement of Limited Partnership of Braemar Hospitality Limited Partnership.

99.1	Press release issued by the Company on May 12, 2021.

99.2	Press release issued by the Company on May 14, 2021.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2021

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary